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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    October 20, 1998
                                                 -------------------------------

                     Data Processing Resources Corporation
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             (Exact name of registrant as specified in its charter)



     California                      0-27612                    95-3931443
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  (State or other                  (Commission               (I.R.S. Employer
   jurisdiction                    File Number)              Identification No.)
  of incorporation)



    4400 MacArthur Boulevard, Suite 600, Newport Beach, California   92660
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               (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code   (949) 553-1102
                                                   -----------------------------

                                 Not Applicable
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         (Former name or former address, if changed since last report.)
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Item 5.  Other Events.

On October 20, 1998, Data Processing Resources Corporation ("DPRC") and DPRC Acquisition Corp., a wholly owned subsidiary of DPRC ("Merger Sub"), entered into a letter agreement, dated October 20, 1998, with Systems & Programming Consultants, Inc. ("SPC") and certain shareholders of SPC (the "Letter Agreement") amending the Agreement and Plan of Merger, dated June 16, 1998, by and among DPRC, Merger Sub, SPC and certain shareholders of SPC (the "Merger Agreement"), as amended October 13, 1998. Following the merger, SPC will be a wholly-owned subsidiary of DPRC.

Pursuant to the Letter Agreement, the structure of the merger and the structure of the merger consideration have remained the same. However, the aggregate implied value has been changed from $87.5 million to $71.5 million and the price per share of DPRC common stock to be used in calculating the exchange ratio of the number of shares of DPRC common stock to be received by SPC shareholders has changed from $29.33 to $21.00. The Letter Agreement also increases the number of stock options to purchase shares of DPRC common stock from 175,000 to 250,000 to be granted to employees of SPC following the merger under DPRC's existing stock option plan at an exercise price equal to the then current fair market value of DPRC common stock. The total number of shares of DPRC common stock anticipated to be issued in connection with the Merger is estimated to be between 2.8 million and 3.3 million. Of such number of shares, approximately two-thirds are expected to be issued upon consummation of the Merger and the remaining number of shares, approximately one-third, will be issued from time to time thereafter upon exercise of the stock options under the stock option plan being assumed by DPRC.

The Merger will require the approval of the shareholders of DPRC and SPC and is subject to other customary closing conditions. The Merger is expected to be consummated in the fourth calendar quarter of 1998; however, no assurance can be given that the consummation of the Merger will occur or will occur on this timetable. DPRC expects to account for the Merger as a pooling of interests.

A copy of the Letter Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

      (c) Exhibits.

          99.1 Letter Agreement, dated October 20, 1998, by and among DPRC, Merger Sub, SPC and certain shareholders of SPC.

                                       2.
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      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         DATA PROCESSING RESOURCES CORPORATION
                                         (Registrant)


Dated: October 21, 1998             By:  /s/ Michael A. Piraino
                                         ---------------------------------------
                                         Michael A. Piraino
                                         Executive Vice President and Secretary


                                       3.
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                     DATA PROCESSING RESOURCES CORPORATION
                               INDEX TO EXHIBITS


 Number                     Description of Exhibit                         Page
                                                                          Number
  99.1      Letter Agreement, dated October 20, 1998, by and among
            DPRC, Merger Sub, SPC and certain shareholders of SPC.



                                       4.